UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2017

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Perry Ellis International, Inc. (the “Company”) was held on Tuesday, June 13, 2017 (the “Meeting”). There were present, in person or by proxy, holders of 14,306,270 shares of common stock, which constituted 91% of the 15,730,312 shares eligible to vote at the Meeting.

Proposal 1: J. David Scheiner was elected to the Board of Directors of the Company until the Company’s next annual meeting of shareholders by the votes cast as follows:

Name	For	Withheld	Broker Non-Votes
J. David Scheiner	12,863,442	187,376	1,252,251

Proposal 2: The proposal to approve, by non-binding vote, the Company’s executive compensation program was approved with the following votes:

For	Against	Abstentions	Broker Non-Votes
12,928,497	87,269	38,253	1,252,251

Proposal 3: The proposal to approve, by non-binding vote, the frequency of the advisory vote on the Company’s executive compensation program was approved with the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
7,098,762	7,410	5,915,290	32,557	1,252,251

Proposal 4: The proposal to approve the Company’s Amended and Restated 2015 Long-Term Incentive Compensation Plan was approved with the following votes:

For	Against	Abstentions	Broker Non-Votes
12,490,971	555,603	7,445	1,252,251

Proposal 5: The proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2017 was approved with the following votes:

For	Against	Abstentions
14,283,743	19,252	3,275

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 16, 2017	By:	/s/ Cory Shade
Cory Shade
Executive Vice President, Secretary and
General Counsel